Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Trinity Capital Corporation on Form S-1 of our report dated April 14, 2017 on the consolidated financial statements of Trinity Capital Corporation appearing in the 2016 Form 10-K of Trinity Capital Corporation, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Dallas, Texas
June 23, 2017